UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 11, 2013

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4625
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 4, 2013, Baxter International Inc. (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Price, Fenner & Smith Incorporated, as representatives of the underwriters named in the prospectus supplement dated June 4, 2013 filed with the Securities and Exchange Commission on June 6, 2013, relating to the sale by the Company of $500,000,000 aggregate principal amount of Floating Rate Senior Notes due December 11, 2014, $500,000,000 aggregate principal amount of 0.950% Senior Notes due June 1, 2016, $750,000,000 aggregate principal amount of 1.850% Senior Notes due June 15, 2018, $1,250,000,000 aggregate principal amount of 3.200% Senior Notes due June 15, 2023 and $500,000,000 aggregate principal amount of 4.500% Senior Notes due June 15, 2043 (collectively the “Notes”). The Notes were registered under the Registration Statement on Form S-3 (Registration No. 333-183099) that the Company filed with the Securities and Exchange Commission on August 6, 2012. The Company is filing the exhibits filed as part of this Current Report on Form 8-K in connection with such Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Ninth Supplemental Indenture, dated as of June 11, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (including forms of Floating Rate Senior Notes due 2014, 0.950% Senior Notes due 2016, 1.850% Senior Notes due 2018, 3.200% Senior Notes due 2023 and 4.500% Senior Notes due 2043).

5.1	Opinion of Stephanie A. Shinn

23.1	Consent of Stephanie A. Shinn (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

By:	/S/ STEPHANIE A. SHINN
Stephanie A. Shinn
Corporate Vice President,
Associate General Counsel and
Corporate Secretary

Date: June 11, 2013

Exhibit Index

Exhibit No.	Description

4.1	Ninth Supplemental Indenture, dated as of June 11, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (including forms of Floating Rate Senior Notes due 2014, 0.950% Senior Notes due 2016, 1.850% Senior Notes due 2018, 3.200% Senior Notes due 2023 and 4.500% Senior Notes due 2043).

5.1	Opinion of Stephanie A. Shinn

23.1	Consent of Stephanie A. Shinn (included as part of Exhibit 5.1).